v 52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | vorys.com Founded 1909 Ohio | Washington, D.C. | Texas | Pennsylvania | California | London | Berlin February 5, 2026 AppFolio, Inc. 70 Castilian Drive Santa Barbara, CA 93117 Ladies and Gentlemen: We have acted as counsel to AppFolio, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof covering the offering of up to 438,762 shares (the “Shares”) of Class A common stock, $0.0001 par value per share, of the Company (the “Class A Common Stock”), consisting of (a) 434,546 shares of Class A Common Stock issuable pursuant to the AppFolio, Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Incentive Plan”) and (b) 4,216 shares of Class A Common Stock issuable pursuant to the AppFolio, Inc. 2025 Employee Stock Purchase Plan (together with the 2025 Omnibus Incentive Plan, the “Plans”). In connection with rendering this opinion, we have examined and relied upon, originals or copies of: (a) the Registration Statement and related prospectuses; (b) the Plans; (c) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect; (d) the Company’s Amended and Restated Bylaws, as currently in effect; and (e) such other records, documents and certificates, as in our judgment, are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have also relied upon such oral or written statements and representations of the officers of the Company as we have deemed relevant as a basis for this opinion. In our examination of the aforesaid records, documents and certificates, we have assumed, without independent investigation, the authenticity of all such records, documents and certificates, the correctness of the information contained in all such records, documents and certificates, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates. We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent Exhibit 5.1

v investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. Based upon and subject to the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for, as appropriate, in accordance with, and for the consideration, if any, prescribed in, the Plans and in any agreements entered into by participants in the Plans with the Company as contemplated by the Plans, will be validly issued, fully paid and non-assessable. Our opinion above is expressed solely with respect to the General Corporation Law of the State of Delaware. This opinion is limited to the matters expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent. Sincerely, /s/ Vorys, Sater, Seymour and Pease LLP Vorys, Sater, Seymour and Pease LLP